UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________
FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2024
_________________________________________
CURIOSITYSTREAM INC.
(Exact Name of Issuer as Specified in Charter)
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Delaware	001-39139	84-1797523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8484 Georgia Ave., Suite 700
Silver Spring, Maryland
(Address of principal executive offices)
20910
(Zip code)
(301) 755-2050
(Registrant’s telephone number, including area code)
_________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	CURI	NASDAQ
Warrants, each exercisable for one share of Common stock at an exercise price of $11.50 per share	CURIW	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  x
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  o

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 12, 2024, the Board of Directors (the “Board”) of CuriosityStream Inc. (the “Company”) approved an amendment (the “First Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of the date of the Board’s approval. The First Amendment modifies Section 2.4 of the Bylaws, which pertains to the quorum requirement for stockholder meetings. The First Amendment reduces the quorum requirement for stockholder meetings from a majority to one-third (1/3) of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, as permitted by Section 216 of the Delaware General Corporation Law and Nasdaq Listing Rule 5620(c).

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01           Financial Statement and Exhibits.
(d)Exhibits

Exhibit No.	Description

3.1	First Amendment to Amended and Restated Bylaws, dated April 12, 2024

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIOSITYSTREAM INC.
Date: April 15, 2024

/s/ Tia Cudahy
Tia Cudahy
Chief Operating Officer and General Counsel